SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2004

NETSCREEN TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-33387		77-0469208
(Commission File Number)		(IRS Employer Identification No.)

805 11th Avenue, Building 3, Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

(408) 543-2100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On February 9, 2004, NetScreen Technologies, Inc. announced that it has signed an agreement to be acquired by Juniper Networks, Inc. in a stock-for-stock merger transaction. Shares of NetScreen Technologies stock will be exchanged for shares of Juniper Networks stock at a fixed exchange ratio of 1.404 shares of Juniper Networks common stock for each outstanding share of NetScreen Technologies common stock. The acquisition is expected to close in the second quarter of calendar year 2004 and is subject to customary closing conditions, including approval by the stockholders of both companies and regulatory approvals. A copy of the joint press release issued by Juniper Networks and NetScreen Technologies on February 9, 2004 concerning the foregoing transaction is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	Joint press release of NetScreen Technologies, Inc. and Juniper Networks, Inc., dated February 9, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCREEN TECHNOLOGIES, INC.

Date: February 10, 2004	By:	/S/ REMO E. CANESSA
Remo E. Canessa
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Joint press release of NetScreen Technologies, Inc. and Juniper Networks, Inc., dated February 9, 2004.